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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of PNC Mortgage Securities Corp. relating to Mortgage Pass-Through Certificates, Series 1999-11, of our report dated February 2, 1999, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".

                                        /s/ PriceWaterhouseCoopers LLP
                                        -------------------------------
                                        PriceWaterhouseCoopers LLP

October 18, 1999